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                                                                    EXHIBIT 4.12


                               FIRST AMENDMENT TO
                   AMENDED AND RESTATED CREDIT AGREEMENT AND
                   AMENDMENT NO. 2 TO STOCK PLEDGE AGREEMENT


         FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT NO. 2 TO STOCK PLEDGE AGREEMENT, dated as of January 31, 1994 (the "Amendment"), by and among RECOGNITION INTERNATIONAL INC., a Delaware corporation (the "Borrower"), RECOGNITION AUSTRALIA PTY. LTD., a corporation organized under the laws of the state of New South Wales, Australia ("Recognition Australia"), RECOGNITION HOLDING LIMITED, a corporation organized under the laws of England ("Recognition Ltd."), THE FIRST NATIONAL BANK OF BOSTON, FIRST INTERSTATE BANK OF TEXAS, N.A., NATIONAL BANK OF CANADA, NEW YORK BRANCH and the other lending institutions from time to time listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (collectively, the "Banks") and THE FIRST NATIONAL BANK OF BOSTON as agent (the "Agent") for itself and the other Banks, amending certain provisions of (a) the Amended and Restated Credit Agreement dated as of July 29, 1993 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and the Agent and (b) the Stock Pledge Agreement, dated as of March 26, 1992 (as amended by Amendment No. 1 to Stock Pledge Agreement dated as of March 31, 1993, the Amendment of Security Documents Agreement dated as of July 29, 1993, and as further amended and in effect from time to time, including pursuant to the terms hereof, the "Stock Pledge Agreement") by and among the Borrower, Recognition Australia, Recognition Ltd. and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, the Borrower, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment; and

         WHEREAS, the Borrower, Recognition Australia, Recognition Ltd., the Banks and the Agent have agreed to modify certain terms and conditions of the Stock Pledge Agreement as specifically set forth in this Amendment;

         NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement, the Stock Pledge Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.       AMENDMENT TO SECTION 1 OF THE CREDIT AGREEMENT.
Section 1 of the Credit Agreement is hereby amended as follows:

         (a) The definition of "Capital Expenditures" is hereby amended by inserting immediately after the words "such term shall





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not include" on the fifth line thereof the letter "(a)" and the words "any amounts paid or Indebtedness incurred by the Borrower, up to a maximum aggregate amount of $5,000,000, in the fiscal quarters ending January 31, 1994 and April 30, 1994 in connection with the purchase by the Borrower of the Delphax Inventory and (b)"; and

         (b) Section 1 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

                          "Delphax Inventory.  Inventory purchased by the
                 Borrower from Delphax Systems, a Massachusetts general partnership, pursuant to a Subcontract Agreement dated as of November 1, 1993 by and between the Borrower and Delphax Systems."

                          "Recognition Vendor Guarantees.  One or more
                 guarantees made by the Borrower in favor of any Person which sells personal computers and related equipment and software to Recognition Canada for resale by Recognition Canada under several customer contracts, which guarantee to such Person the payment and performance of obligations incurred by Recognition Canada; provided, however, the aggregate liability of the Borrower under all such guarantees outstanding at any time shall not exceed $4,000,000."

         Section 2.       AMENDMENT TO Section 2.5 OF THE CREDIT AGREEMENT.
Section 2.5 of the Credit Agreement is hereby amended as follows:

                 (a) Section 2.5(b) is hereby amended by deleting the words "three and one-quarter percent (3 1/4%)" from the third line thereof and substituting in place thereof the words "three percent (3%)"; and

                 (b) Section 2.5(c)(B) is hereby amended by deleting the words "two and three-quarter percent (2-3/4%)" from the second line thereof and substituting in place thereof the words "two and one-half percent (2-1/2%)".

         Section 3.       AMENDMENT TO Section 4.5 OF THE CREDIT AGREEMENT.
Section 4.5 of the Credit Agreement is hereby amended as follows:

                 (a) Section 4.5(b) is hereby amended by deleting the words "three and one-quarter percent (3 1/4%)" from the third line thereof and substituting in place thereof the words "three percent (3%)"; and

                 (b) Section 4.5(c)(B) is hereby amended by deleting the words "two and three-quarter percent (2-3/4%)" from the second and third lines thereof and substituting in place thereof the words "two and one-half percent (2-1/2%)".





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         Section 4.       AMENDMENT TO Section 9.1 OF THE CREDIT AGREEMENT.
Section 9.1 of the Credit Agreement is hereby amended by (a) deleting from
Section 9.1(h) the amount "$3,000,000" and substituting in place thereof the amount "$4,000,000"; (b) deleting the word "and" at the end of Section 9.1(o);
(c) deleting the period at the end of Section 9.1(p) and substituting in place thereof a semicolon and the word "and"; and (d) inserting immediately after the text of Section 9.1(p) and the word "and", the following:

                 "(q)     Indebtedness arising under the Recognition Vendor
Guarantees."

         Section 5.       AMENDMENT TO Section 9.3(B) OF THE CREDIT AGREEMENT.
Section 9.3(b) of the Credit Agreement is hereby amended by inserting immediately after the words "Canadian Guaranty" on the first line thereof a comma and the words "the Recognition Vendor Guarantees".

         Section 6.       AMENDMENT TO Section 10.1 OF THE CREDIT AGREEMENT.
Section 10.1 of the Credit Agreement is hereby amended by deleting the ratio of "2.50:1.00" which appears directly opposite the date April 30, 1994 and substituting in place thereof the ratio of "1.90:1.00".

         Section 7.       AMENDMENT TO Section 4 OF THE STOCK PLEDGE AGREEMENT.
Section 4 of the Stock Pledge Agreement is hereby amended by inserting immediately after the first sentence in Section 4, the words "Notwithstanding anything to the contrary contained in this Section 4, so long as no Default or Event of Default has occurred or is continuing, the Pledgor shall be entitled to retain, up to an maximum aggregate amount of $1,000,000 in any calendar year, any sums paid to it with respect to the redemption by Recognition Canada of the Class A Preference Shares previously issued to the Pledgor by Recognition Canada, and the Banks and the Agent hereby agree that upon receipt by the Agent of evidence satisfactory in form and substance to the Agent of such a redemption and the related request of the Pledgor, and at the Pledgor's sole cost and expense, the Agent shall release and return to the Pledgor shares of previously pledged Stock, consisting of Class A Preference Shares, representing sixty five percent (65%) of the Class A Preference Shares of Recognition Canada to be redeemed."

         Section 8.       CONDITIONS TO EFFECTIVENESS.   This Amendment shall
not become effective until the Agent receives a counterpart of this Amendment executed by the Borrower, Recognition Australia, Recognition Ltd., the Guarantors, the Banks and the Agent.

         Section 9.       REPRESENTATIONS AND WARRANTIES.   The Borrower hereby
repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 7 of the Credit Agreement, and each of the Borrower, Recognition Australia and Recognition Ltd. represents and warrants that all the representations and warranties of each as set forth in the Stock Pledge Agreement are true and correct in all material respects on and as of the date hereof; provided, that all references therein to the Credit Agreement or the Stock Pledge Agreement, as the case may be, shall refer to such






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Credit Agreement or Stock Pledge Agreement, as the case may be, as amended hereby.

         Section 10. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement, the Stock Pledge Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement or the Stock Pledge Agreement, as the case may be, and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or the Stock Pledge Agreement, as the case may be, or any related agreement or instrument to the Credit Agreement or Stock Pledge Agreement, as the case may be, shall hereafter refer to the Credit Agreement or Stock Pledge Agreement, as the case may be, as amended hereby.

         Section 11. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower, Recognition Australia, Recognition Ltd. or any rights of the Banks and the Agent consequent thereon.

         Section 12. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         Section 13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

                                        RECOGNITION INTERNATIONAL INC.


                                        By:  /s/ ROBERT M. SWARTZ
                                        Title: Senior Vice President


                                        RECOGNITION AUSTRALIA PTY. LTD.


                                        By: /s/ ROBERT M. SWARTZ
                                        Title: Director






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                                        RECOGNITION HOLDING LIMITED


                                        By: /s/ THOMAS A. LOOSE
                                        Title: Director


                                        THE FIRST NATIONAL BANK OF
                                           BOSTON, INDIVIDUALLY AND AS AGENT


                                        By: /s/ GEORGE HIBBARD
                                        Title: Vice President


                                        FIRST INTERSTATE BANK OF
                                           TEXAS, N.A.


                                        By: /s/ STEVE WOOD
                                        Title: Vice President


                                        NATIONAL BANK OF CANADA,
                                           NEW YORK BRANCH


                                        By: /s/ LARRY L. SEARS
                                        Title: Group Vice President

                                        By: /s/ ANGELA M. KLOCK
                                        Title: Assistant Vice President





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                            RATIFICATION OF GUARANTY

         Each of Guarantors under the Guaranty and the Canadian Guaranty hereby acknowledges and consents to the foregoing Amendment as of January 31, 1994 and confirms and ratifies all of its obligations under the Guaranty and the Canadian Guaranty.


                                        RECOGNITION JAPAN INC.



                                        By: /s/ ROBERT M. SWARTZ
                                        Title: Vice President


                                        RECOGNITION CANADA INC.



                                        By: /s/ ROBERT M. SWARTZ
                                        Title: Vice President





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